Exhibit 10.1

AMENDMENT NO. 1 TO THE

5-YEAR REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 1, dated as of January 25, 2019 (this “Amendment”) by and among ALTRIA GROUP, INC., a Virginia corporation (“Altria”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan Chase”) and CITIBANK, N.A., as administrative agents (the “Administrative Agents”), is an amendment to that certain US$3,000,000,000 5-Year Revolving Credit Agreement, dated as of August 1, 2018 (the “Revolving Credit Agreement”), by and among Altria, the Lenders party thereto and the Administrative Agents.

W I T N E S S E T H

WHEREAS, in accordance with Section 9.01 of the Revolving Credit Agreement, Altria, the Administrative Agents and the Lenders party to this Amendment have agreed to amend the Revolving Credit Agreement pursuant to the terms hereof and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms.

For the purposes of this Amendment, all capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.

SECTION 2. Amendment to Section 1.01. The following definitions are hereby added to Section 1.01 of the Revolving Credit Agreement:

“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor statute.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Cronos” means Cronos Group Inc., a corporation organized and existing under the laws of the Province of Ontario.

“Cronos Closing Date” means the date on which the Cronos Investment is consummated.

“Cronos Investment” means the acquisition of 45% of the capital stock of Cronos by Altria Summit LLC pursuant to the Cronos Subscription Agreement.

“Cronos Subscription Agreement” means the subscription agreement by and among Cronos, Altria Summit LLC and Altria as in effect on December 7, 2018.

SECTION 3. Amendment to Article V. Article V of the Revolving Credit Agreement is hereby amended to:

(a) Add and include Section 5.01.01 as follows:

Section 5.01.01 Affirmative Covenants Related to the Cronos Investment. On and after the Cronos Closing Date and so long as Altria maintains any equity or other similar or related financial interest in respect of Cronos or any successor thereto:

(a) Altria will comply, and cause each of its Subsidiaries to comply with the Controlled Substances Act and the Civil Asset Forfeiture Reform Act (as it relates to violation of the Controlled Substances Act) and all related applicable anti-money laundering laws, to the extent such noncompliance with such regulations would materially adversely affect the financial condition or operations of Altria and its Subsidiaries taken as a whole. Altria shall not, and shall cause its Subsidiaries to not, knowingly and intentionally repay any principal of the Advances, pay any interest or fees accruing thereon or pay any other obligations hereunder, in each case, with funds that it knows, at the time of such payment, that Cronos derived from a violation of the Controlled Substances Act.

(b) Altria will notify the Administrative Agents and the Lenders as soon as possible and in any event within five days after obtaining knowledge thereof:

(i) any material action, suit or proceeding against Altria or any of its Subsidiaries or any of their respective properties (x) with respect to the Controlled Substances Act or, solely as they may relate to an alleged violation of the Controlled Substances Act, the Civil Asset Forfeiture Reform Act or applicable anti-money laundering laws, or (y) by a governmental authority of any foreign jurisdiction where the sale of marijuana or such other controlled substance is illegal that alleges a violation of applicable narcotics-related laws of such foreign jurisdiction; and

(ii) any failure by Cronos to comply with Section 5.1(c) of the Investor Rights Agreement (as defined in the Cronos Subscription Agreement).

(c) It is agreed that solely for the purposes of Section 5.01(a), Cronos shall be deemed to constitute a “Major Subsidiary.”

(d) It is agreed that solely for purposes of Section 5.01.01(a), Cronos shall be deemed to constitute a “Subsidiary.”

(b) Add and include Section 5.02.01 as follows:

Section 5.02.01 Negative Covenants Related to the Cronos Investment. On and after the Cronos Closing Date and so long as Altria maintains any equity or other similar or related financial interest in respect of Cronos or any successor thereto, the proceeds of any Borrowing shall not be used in contravention of the Controlled Substances Act or any related applicable anti-money laundering law.

SECTION 4. Amendment to Section 6.01. Section 6.01 of the Revolving Credit Agreement is hereby amended to add and include subclause (i) as follows:

(i) On and after the Cronos Closing Date and so long as Altria maintains any equity or other similar or related financial interest in respect of Cronos or any successor thereto, any property of Altria, or any part thereof, has been seized by a Governmental Authority pursuant to the Civil Asset Forfeiture Reform Act or other applicable law on the grounds that such property or any such portion thereof had been used to commit or facilitate the commission of a criminal offense by Altria or its affiliates under the Controlled Substances Act, as determined by a court of competent jurisdiction by final and nonappealable judgment.

SECTION 5. Representations and Warranties of Altria. Altria represents and warrants to the Lenders as of the date hereof and as of the Amendment Effective Date that:

(a) The execution, delivery and performance of this Amendment are within Altria’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Altria’s charter or by-laws or (ii) in any material respect, any law, rule, regulation or order of any court or governmental agency or any contractual restriction binding on or affecting it.

(b) This Amendment is a legal, valid and binding obligation of Altria enforceable against Altria in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 6. Conditions to Effectiveness. This Amendment shall become effective (the “Amendment Effective Date”) upon the satisfaction of the following conditions precedent: (i) the occurrence of the Cronos Closing Date, (ii) the receipt by the Administrative Agent of duly executed counterparts of this Amendment from Altria and Lenders constituting the Required Lenders (which may be delivered by telecopy or electronic transmission (such as a .pdf file)) and (iii) the execution by the Administrative Agent of this Amendment.

SECTION 7. Reference to and Effect on the Revolving Credit Agreement.

(a) On and after the Amendment Effective Date, the Revolving Credit Agreement shall be, and be deemed to be, modified and amended in accordance herewith and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Revolving Credit Agreement for any and all purposes and shall be binding on each party to the Revolving Credit Agreement. Except as expressly modified and expressly amended by this Amendment, the Revolving Credit Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(b) On and after the Amendment Effective Date, each reference in the Revolving Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Revolving Credit Agreement shall, unless the context otherwise requires, mean and be a reference to the Revolving Credit Agreement, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender under the Revolving Credit Agreement nor constitute a waiver of any provision of the Revolving Credit Agreement.

SECTION 8. Governing Law.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9. Execution in Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature page omitted.]

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